EXHIBIT 99.1

News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT THE IPAA 2008 OIL & GAS
INVESTMENT SYMPOSIUM IN NEW YORK
HOUSTON — April 3, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the Independent Petroleum Association of America (IPAA) Oil & Gas Investment Symposium to be held at the Sheraton New York Hotel & Towers in New York City on April 7-9, 2008.
     Copano Energy’s presentation at the conference will be webcast live on Monday, April 7, 2008, at 5:00 p.m. Eastern Daylight Time and is expected to last approximately 20 minutes. To listen to a live audio webcast and view Copano Energy’s presentation material, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar”. A replay of the presentation will be archived on the website shortly after the presentation is concluded.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
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